UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 09, 2021 agilon health, inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40332	37-1915147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 World Trade Center, Suite 2000
Long Beach, California		90831
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 562 256-3800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AGL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2021, the Board of Directors (the “Board”) of agilon health, inc. (the “Company”) approved an increase in size to eleven directors effective as of July 12, 2021, and Karen McLoughlin was elected to the Board as a Class II director in accordance with the Company’s amended and restated certificate of incorporation, effective as of July 12, 2021, to fill the vacancy on the Board created by the increase in Board size. Ms. McLoughlin was also elected as a member of the audit committee of the Board. Ms. McLoughlin will hold office until the 2023 annual general meeting of stockholders or until removed from office in accordance with the Company’s amended and restated certificate of incorporation. There was no arrangement or understanding between Ms. McLoughlin and any other person pursuant to which she was selected as a director.

Ms. McLoughlin was the Chief Financial Officer of Cognizant Technology Solutions (“Cognizant”) from 2012 to 2020. Prior to joining Cognizant in 2003, Ms. McLoughlin was Vice President, Finance at Spherion from 1997 to 2003, Director, Corporate Accounting at Ryder Systems, Inc. from 1994 to 1997, and Manager, Middle Market Group at Price Waterhouse (which is now known as PricewaterhouseCoopers) from 1988 to 1994. Ms. McLoughlin currently serves on the board of directors of Best Buy as a member of the audit committee and chair of the finance and investment policy committee. Ms. McLoughlin received her B.A. from Wellesley College and her MBA from Columbia University.

The Company believes Ms. McLoughlin has the qualifications and skills to serve as a director of the Company due to her experience as an executive at a large public company and her experience as a public company director, as well as her financial and accounting expertise.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Director Compensation

Ms. McLoughlin will be compensated in accordance with previously disclosed compensation programs for the Company’s non-officer directors.

Item 8.01 Other Events.

On July 12, 2021, the Company issued a press release announcing the appointment of Ms. McLoughlin as a director, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated July 12, 2021
104	Cover Page to this Current Report on Form 8-K in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

agilon health, inc.

By:	/s/ Timothy Bensley
Timothy Bensley
Chief Financial Officer

Date: July 12, 2021